ALT5 Sigma Reports Fiscal Financial Results for Third Quarter 2024
•Record quarter for ALT5 with Q3 revenue of $4.94 million
•New customer onboarding strong in Q3 and continuing into Q4
•Launching additional capabilities for Alt5 Prime and Alt5 Pay in Q4 2024 and Q1 2025

LAS VEGAS, NV / ACCESSWIRE / November 12, 2024 / ALT5 Sigma Corporation (NASDAQ :ALTS) (“ALT5” or the “Company”), a fintech, providing next generation blockchain-powered technologies for tokenization, trading, clearing, settlement, payment, and safe-keeping of digital assets, announced financial results for its third fiscal quarter ended September 28, 2024.

“ALT5 Sigma's fintech segment delivers record performance in Q3, marking the first full quarter since the completion of the acquisition. We are highly encouraged by this quarter’s results. To provide some context, in fiscal 2023, prior to the acquisition, ALT5 recorded total revenue of $11.9 million for the year. Achieving nearly $5 million in revenue in a single quarter—while maintaining close to 50% gross margins in our fintech segment—reinforces our confidence in the business’s growth trajectory. We continue to see strong demand for our solutions, with significant customer onboarding and deeper engagements with existing clients,” said Peter Tassiopoulos, CEO of ALT5 Sigma. “Notably, interest in our offerings has surged following the outcome of the recent U.S. elections. As a result, we are expanding our services and preparing for geographic growth in anticipation of new opportunities both in this quarter and into fiscal 2025.”

Peter continued “Additionally, I’m pleased to report that we are making significant progress in the organizational documentation and separation of our biotech business, Alyea Therapeutics. As previously outlined, the planned separation is slated for completion in the first half of 2025, as previously outlined. In the near term, the company intends to finance Alyea's operations separately from ALT5 Sigma. This strategy aligns with the board’s decision to separate the two segments, enabling biotech investors to focus on the biotech business, reducing dilution for our shareholders, and leveraging fintech’s future free cash flow to fuel continued revenue expansion of the fintech business. We will provide further updates as developments warrant."

Recent financial and other highlights for the Company’s three and nine months ended September 28, 2024, and subsequent events

•In July, the Company changed its name from JanOne Inc. to ALT5 Sigma Corporation, and its Nasdaq ticker symbol was updated to ALTS.
•On August 26, 2024, the Company appointed Peter Tassiopoulos as CEO.
•In October, the Board approved the separation of the Company’s Fintech and Biotech businesses into two independent entities.
•In November, the Company appointed Mr. Ron Pitters to the Board. Mr. Pitters is currently the Chief Administrative Officer of Axos Clearing LLC and President of Axos Business Center Corp., both subsidiaries of Axos Financial, Inc.
•The Company reported transaction volume in excess of $600 million for Q3 2024.
•Subsequent to the quarter’s end, the Company acquired certain third-party intellectual property (IP), bolstering its IP portfolio and accelerating the launch of new features and functionality planned for Q4 and fiscal 2025.

Financial Highlights (Stated in USD)

•Fintech Q3 Revenues of $4.94 million

•Fintech Gross Profit of $2.39 million
•Adjusted EBITDA of Fintech division of approximately $890k
•Fintech net income of $714k
•Cash and cash equivalents of $8.67 million

Thirteen Weeks Ended		Thirty-Nine Weeks Ended	
Fintech Segment	**28-Sep-24**	**30-Sep-23**	**28-Sep-24**	**30-Sep-23**
Revenue	$ 4,941	$ -	$ 7,110	$ -
Operating Income	353	-	614	-
Adjusted EBITDA—Fintech	889	-	1,329	-
Company				
Revenue	$ 4,941	$ -	$ 7,110	$ -
Operating loss	(1,221)	(764)	(5,943)	(2,923)
Net Income (Loss)	(822)	(214)	(2,377)	9,993
Adjusted EBITDA—Fintech	889	-	1,329	-
Adjusted EBITDA—Biotech	(1,044)	(400)	(2,959)	(1,821)
Adjusted EBITDA—Reconciliation				
Fintech Segment				
Net Income	$ 714	$ -	$ 1,676	$ -
Plus:				
Depreciation/Amortization	536	-	715	-
Stock Compensation	-	-	-	-
Unrealized Gain on Exchange Transactions	30	-	(431)	-
Realized Gain on Exchange Transactions	(391)	-	(631)	-
Other	-	-	-	-
Adjusted EBITDA—Fintech Segment	$ 889	$ -	$ 1,329	$ -
Biotech Segment				
Net Loss	$ (1,536)	$ (242)	$ (4,053)	$ (825)
Plus:				
Depreciation/Amortization	438	363	1,604	1,090
Stock Compensation	-	1	1,507	12
Deal Related Legal Costs	92		487	
Other	44	(6)	(114)	(745)
Interest Income	(253)	(758)	(5)	(1,598)
Unrealized Loss on Marketable Securities	688	267	1,058	514
Income Tax Benefit	(517)	(25)	(3,443)	(269)
Adjusted EBITDA—Biotech Segment	$ (1,044)	$ (400)	$ (2,959)	$ (1,821)
Discontinued Ops Segment				
Net Income		$ 28		$ 10,818
Plus:				
Depreciation/Amortization		-		96
Stock Compensation		-		-
Other		-		-
Gain from Discontinued Operations		-		(14,072)
Income tax Provision		(28)		3,158
Adjusted EBITDA—Discontinued Ops Segment		$ -		$ -

Adjusted EBITDA¹
Non-GAAP Financial Information

We evaluate the performance of our operations based on financial measures, such as "Adjusted EBITDA," which is a non- GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization, stock-based compensation, and other non-cash or nonrecurring charges.

Adjusted EBITDA does not represent cash flows from operations, as defined by generally accepted accounting principles ("GAAP"), and should not be construed as an alternative to net income or loss, and is indicative neither of our results of operations, nor of cash flow available to fund our cash needs. Adjusted EBITDA, as calculated by ALT5 Sigma Corporation, should not be compared to any similarly titled measures reported by other companies.

Our fiscal second quarter only includes initial revenue, profits and cashflows from the Company’s Fintech business from May 15, 2024, forward, representing the date on which the acquisition of Alt 5 Sigma was closed. As a result, the 39 weeks ended September 28, 2024 only includes the period commencing May 15, 2024 for the Fintech business.
The Company changed its corporate name from JanOne Inc. to ALT5 Sigma Corporation effective July 15, 2024.

The Company encourages all readers of this press release also to review Management’s Discussion and Analysis contained in the Company’s Quarterly Report on Form10-Q filed with the Securities and Exchange Commission on November 12, 2024.

About ALT5 Sigma
The Company is a unique Nasdaq-listed multidisciplinary organization with a focus on healthcare and fintech. The Company is one of the constituents of the Russell Microcap Index, as of June 28, 2024.

Launched in 2018, ALT5 Sigma Inc. (a wholly-owned subsidiary of ALT5 Sigma Corporation) is a fintech company that provides next generation blockchain-powered technologies to enable a migration to a new global financial paradigm. ALT5 Sigma Inc., through its subsidiaries, offers two main platforms to its customers: “ALT5 Pay” and “ALT5 Prime”. ALT5 Sigma Inc. processed over US$1.2 billion in cryptocurrency transactions in 2023.

ALT5 Pay is a crypto-currency payment gateway that enables registered and approved global merchants to accept and make crypto-currency payments or to integrate the ALT5 Pay payment platform into their application or operations using the plugin with WooCommerce and or ALT5 Pay’s checkout widgets and APIs. Merchants have the option to convert to fiat currency (s) automatically or to receive their payment in digital assets.

ALT5 Prime is an electronic over-the-counter trading platform that enables registered and approved customers to buy and sell digital assets. Customers can purchase digital assets with fiat and, equally, can sell digital assets and receive fiat. ALT5 Prime is available through a browser-based access mobile phone application named “ALT5 Pro” that can be downloaded from the Apple App Store, from Google Play, through ALT5 Prime’s FIX API, as well as through Broadridge Financial Solutions’ NYFIX gateway for approved customers.

Through its biotech activities, the Company is focused on bringing to market drugs with non-addictive pain-relieving properties to treat conditions that cause chronic or severe pain. Our patented product, a novel formulation of low-dose naltrexone (“JAN123”), is being initially developed for the treatment of Complex Regional Pain Syndrome (“CRPS”), an indication that causes severe, chronic pain generally affecting the arms or legs. The FDA has granted Jan123 Orphan Drug Designation for treatment of CRPS. The Company is working on the separation of our biotech business that will become known as “Alyea Therapeutics.”

Forward Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the profitability and prospective growth of ALT5’s platforms and business, that may include, but are not limited to, international currency risks, third-party or customer credit risks, liability claims stemming from ALT5’s services, and technology challenges for future growth or expansion. This press release also may contain statements and links relating to risks that JAN 101 will treat PAD, that JAN 123 will treat CRPS, the timing of the commencement of clinical trials, that the FDA will permit approval through a 505(b)(2) pathway for JAN 123, that upon approval JAN 101 will immediately disrupt the PAD market, and other statements, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such statements reflect the Company’s current view with respect to future events, are subject to risks and uncertainties, and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political, and social uncertainties, and contingencies.
Many factors could cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release. Such factors could include, among others, those detailed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the sections entitled “Risk Factors” in the Company’s filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and the Company does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. The Company cannot assure that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and accordingly investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.
Media/Investor Relations Contact
IR@alt5sigma.com
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